UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	APEN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Charles McKhann as President, Chief Executive Officer and Director
On February 5, 2021, the board of directors, or the Board, of Apollo Endosurgery, Inc. appointed Charles McKhann as our President and Chief Executive Officer and as a member of the Board, effective as of March 1, 2021. There is no arrangement or understanding between Mr. McKhann and any other person pursuant to which he was appointed as an officer of our company, and there is no family relationship between Mr. McKhann and any of our directors or other executive officers.
Mr. McKhann, age 51, previously served as Managing Director of Vernon Advisors, a healthcare advisory firm, from September 2012 to January 2021. From October 2017 to December 2018, Mr. McKhann served as Chief Commercial Officer of ROX Medical, Inc., a medical technology company. From July 2016 to April 2017, Mr. McKhann served as Chief Commercial Officer of Torax Medical, Inc., a medical technology company. From February 2015 to July 2016, Mr. McKhann served as Chief Commercial Officer of Intersect ENT, Inc., a medical technology company. Mr. McKhann received his B.A. from Stanford University and his M.B.A. from the Stanford University Graduate School of Business.
Pursuant to Mr. McKhann’s employment agreement with us, he will receive an annual base salary of $450,000. He will also be eligible to receive an annual discretionary cash bonus, with a target amount equal to 80% of his then-current annual base salary, upon the achievement of annual performance milestones established by the Board. If we exceed these performance milestones, Mr. McKhann’s annual cash bonus may be increased by up to 200% of the target amount for the applicable year, at the Board’s discretion. Mr. McKhann’s annual bonus will be pro-rated for 2021.
Pursuant to the terms of the agreement, we will grant Mr. McKhann an initial option to purchase 848,733 shares of our common stock at an exercise price equal to the closing price of our common stock as reported by The Nasdaq Global Market on the grant date. This option will vest over a period of four years, with one-quarter of the shares underlying the option vesting on the first anniversary of the grant date and the remainder vesting in equal monthly installments thereafter. We will also issue to Mr. McKhann 707,278 performance-based restricted stock units, one quarter of which will vest upon the achievement of revenue for the trailing four quarters equal to each of $50 million, $65 million, $80 million and $95 million. Upon the occurrence of a change in control without an associated termination of employment, (i) 100% of the initial option grant will vest in full and (ii) the performance-based restricted stock units will vest as follows: (A) 50% of the unvested units will vest in full if the deemed value of our common stock in the change in control is at least two times but less than three times the closing price of our common stock at the original grant date, (B) 100% of the units will vest in full if the deemed value is over three times such closing price and (C) if within 24 months following the change in control, the deemed value is at least 1.5 times such closing price but less than two times such closing price, 25% of the unvested units will vest in full.
Pursuant to the terms of the agreement, Mr. McKhann is subject to certain confidentiality obligations and is obligated to sign and comply with an agreement relating to proprietary information and inventions. Mr. McKhann’s employment is “at will” and may be terminated at any time, with or without cause or advanced notice. Pursuant to the terms of his employment agreement, upon termination of his employment without cause or his resignation for good reason (each as defined in the agreement), Mr. McKhann will receive (i) 12 months of base salary, (ii) any earned but unpaid bonus with respect to the prior year, (iii) a pro-rated amount of Mr. McKhann’s annual bonus with respect to the year of termination, (iv) acceleration of 12 months of vesting for the unvested portion of outstanding equity awards, (v) an extension of the period during which he is permitted to exercise his vested options until the earlier of the first anniversary of his termination of employment or the effective date of a change in control, (vi) an extension of the vesting period for the performance-based restricted stock units through the date of public release of financial results for the second full fiscal quarter following Mr. McKhann’s termination and (vii) reimbursement for continued medical coverage for 12 months. If Mr. McKhann is subjected to excise tax pursuant to Sections 280G and 4999 of the Internal Revenue Code, he will either have his payments cut back so that the excise tax does not apply, or he will receive the full payments and benefits and be subject to the excise tax, whichever puts him in a better after-tax position. If the termination occurs within three months prior to or 12 months after a change in control, (i) Mr. McKhann will receive 12 months of base salary and any earned but unpaid bonus with respect to the prior year, (ii) his initial option grant and performance-based restricted stock unit grant will vest as described in the preceding paragraph, (iii) 100% of any additional equity awards will immediately vest and become exercisable and (iv) Mr. McKhann will receive 50% of his annual bonus for the year of termination.
We have entered into our standard indemnification agreement for executive officers with Mr. McKhann, the form of which was previously filed by us as Exhibit 10.6 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which was filed with the Securities and Exchange Commission on August 8, 2018.
The foregoing summary of the terms and conditions of employment of Mr. McKhann does not purport to be complete and is qualified in its entirety by reference to the employment agreement for Mr. McKhann, which will be filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Departure of Todd Newton as Chief Executive Officer and Director
We and Todd Newton have agreed in principle to terms of separation, release and transition services agreements related to his departure as our Chief Executive Officer and Director, each to be effective on or around March 1, 2021, or the Departure Date.
Under the separation and release agreement, the parties have agreed to customary releases of claims and standard covenants relating to non-competition, non-solicitation of employees, non-disparagement and confidentiality. In exchange for Mr. Newton’s release and other obligations of the parties under the agreement, and consistent with our existing employment agreement with Mr. Newton, we agreed to: (i) pay Mr. Newton cash severance equivalent to 12 months of his current base salary and his annual bonus for 2020 in an amount to be determined by our Board based on its assessment of our corporate performance for 2020 under our 2020 performance bonus plan; (ii) reimburse Mr. Newton for continued medical coverage through the first anniversary of the Departure Date; and (iii) permit Mr. Newton to exercise any vested options through the earlier to occur of (A) the first anniversary of the termination of the transition services agreement (described below); and (B) the effective date of a change in control. Mr. Newton’s vesting period for his stock-based awards will be further modified by the terms of the transition services agreement (as described below). The terms under Mr. Newton's existing employment agreement with respect to acceleration of vesting of equity grants in connection with a change in control will remain in effect through the earlier of the six-month anniversary of the Departure Date and the termination of the transition services agreement. Mr. Newton’s entitlement to this consideration is subject to his compliance with the terms of the separation and release agreement.
Following the Departure Date, Mr. Newton has agreed to continue to serve as our consultant and enter into a transition services agreement with us, which is expected to be effective on or around the Departure Date for a period of six months. Pursuant to the terms of the agreement, Mr. Newton will be paid $106,150 in monthly allotments over the six-month period unless the transition services agreement is terminated early by mutual consent or upon a breach of the agreement by one of the parties. Mr. Newton’s unvested stock-based awards will continue to vest during the term of the transition services agreement.
The foregoing summary of the separation and release agreement and transition services agreement with Mr. Newton do not purport to be complete and are qualified in their entirety by reference to the agreements, which will be filed as exhibits to our Quarterly Report on Form 10-Q for the three months ended March 31, 2021.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Document
99.1	Press Release, dated February 8, 2021.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	February 8, 2021
		By:	/s/ Stefanie Cavanaugh
		Name:	Stefanie Cavanaugh
		Title:	Chief Financial Officer